Exhibit 99.A
News
For Immediate Release
El Paso Corporation to Present at Lehman Brothers CEO Energy/Power Conference
HOUSTON, TEXAS, September 6, 2005 — Doug Foshee, president and chief executive officer of El Paso Corporation (NYSE:EP), will present tomorrow, September 7, at the Lehman Brothers CEO Energy/Power Conference in New York City at 1:05 p.m. Eastern Daylight Time. In the presentation, Foshee will review the progress of the Production Company’s Texas Gulf Coast operations. An audio webcast and presentation slides will be available on the Investors page of El Paso’s Web site at www.elpaso.com approximately one hour before the presentation.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417
Media Relations
Chris Jones, Manager
Office: (713) 420-4136
Fax: (713) 420-4417